Exhibit 5.1

August 1, 2012

RELM Wireless Corporation
7100 Technology Drive
West Melbourne, Florida 32904

Re:           Post-Effective Amendment No. 2 to Registration Statement on Form S-8
(Registration No. 333-112446)

Gentlemen:

We have acted as Nevada counsel to RELM Wireless Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-112446) to be filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”), which Registration Statement relates to the registration of an aggregate of 1,750,000 shares of the Company’s Common Stock, $0.60 par value per share (the “Shares”), reserved for issuance from time to time under the RELM Wireless Corporation 1997 Stock Option Plan, as amended June 23, 1998, March 3, 2005 and August 5, 2005 (the “Plan”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended, and By-laws, as amended, of the Company as currently in effect, (b) the Registration Statement, as amended, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, (e) minutes of certain meetings of the stockholders of the Company, and (f) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally issued, fully paid and non-assessable.

The opinion expressed herein is specifically limited to the laws of the State of Nevada and the federal laws of the United States of America and is as of the date hereof.  We assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

RICE SILBEY REUTHER & SULLIVAN, LLP

/s/  RICE SILBEY REUTHER & SULLIVAN, LLP